                        SCHEDULE 14A INFORMATION

                             (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                of 1934
                           (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         STIFEL FINANCIAL CORP.
            (Name of Registrant as Specified in Its Charter)

  (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

     1) Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total Fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         STIFEL FINANCIAL CORP.
                           501 NORTH BROADWAY
                       ST. LOUIS, MISSOURI 63102
                             (314) 342-2000


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD APRIL 26, 2000

To the Holders of the Common Stock of
Stifel Financial Corp.

     The Annual Meeting of Stockholders of Stifel Financial Corp., a Delaware corporation (the "Company"), will be held in the Founders Hall, 2nd Floor, One Financial Plaza, 501 North Broadway, St Louis, Missouri, on Wednesday, April 26, 2000, at 11:00 a.m., for the following purposes:

     1. To elect four Class II directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

     2.   To consider and act upon a proposal to adopt the Equity
          Incentive Plan for Non-Employee Directors;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000; and

     4. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on March 8, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors.

/s/ Charles R. Hartman

Charles R. Hartman, Secretary

March 24, 2000
St. Louis, Missouri

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         STIFEL FINANCIAL CORP.
                           501 NORTH BROADWAY
                       ST. LOUIS, MISSOURI 63102
                             (314) 342-2000

                            PROXY STATEMENT

                FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                   HELD ON WEDNESDAY, APRIL 26, 2000
                 FIRST DATE OF MAILING: MARCH 27, 2000

                                GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stifel Financial Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, April 26, 2000, at 11:00 a.m., in the Founders Hall, 2nd Floor, One Financial Plaza, 501 North Broadway, St. Louis, Missouri, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of each of the nominees for director proposed by the Board of Directors in Proposal I, in favor of the adoption of the Equity Incentive Plan for Non-Employee Directors in Proposal II, and in favor of the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000 in Proposal III, as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by personally appearing at the Annual Meeting and casting a contrary vote.

     A plurality of the votes cast is required for the election of directors. Under the General Corporation Law of the State of Delaware, a designation on the proxy that the stockholder is "withholding authority" to vote for a nominee or nominees and broker "non-votes" do not have an effect on the results of the vote. The adoption of the Equity Incentive Plan for Non-Employee Directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors each require the affirmative vote of a majority of the votes cast on such proposal at the meeting; provided that, in the case of the adoption of the Equity Incentive Plan for Non-Employee Directors, the number of votes cast constitutes more than fifty percent of the shares entitled to vote on the proposal. Abstentions on such matter will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting. Neither abstentions nor broker "non-votes" shall be deemed to be a "vote cast" in determining the results of the vote on each such proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

            VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The close of business on March 8, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each share of the Company's common stock, $0.15 par value ("Common Stock"), outstanding on the record date is entitled to one vote on each proposal submitted, or director nominee presented, to the vote of stockholders. On March 8, 2000, there were 7,254,247 shares of Common Stock outstanding and entitled to vote.

OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the amount of Common Stock beneficially owned, as of March 8, 2000, by each director of the Company, each nominee for election as a director of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                       PERCENT OF
                                                                       OUTSTANDING
                                                                      COMMON STOCK       UNVESTED
                                             NUMBER OF SHARES         BENEFICIALLY      RESTRICTED
      NAME                            BENEFICIALLY OWNED<F1><F2><F3>    OWNED<F2>    STOCK UNITS<F4>
      ----                            ------------------------------    ---------    ---------------
Ronald J. Kruszewski                              256,313                 3.45%           90,326
George H. Walker III                              543,837<F5>             7.44                --
Scott B. McCuaig                                   82,254                 1.13            40,300
James M. Zemlyak                                   66,382                  <F7>           40,273
Charles R. Hartman                                 54,602<F6>              <F7>               --
James M. Oates                                     30,213                  <F7>               --
Walter F. Imhoff                                   29,992                  <F7>               --
John J. Goebel                                     28,512<F5>              <F7>               --
Charles A. Dill                                    18,203<F8>              <F7>               --
Bruce A. Beda                                      17,471                  <F7>               --
Robert E. Lefton                                   14,584                  <F7>               --
Stuart I. Greenbaum                                 9,922                  <F7>               --
Richard F. Ford                                     9,093                  <F7>               --
Directors and Executive Officers
   as a Group (13 persons)                      1,150,122                15.04%          170,899

--------------------------------
<F1> Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name.

<F2> Shares subject to options exercisable currently or within 60 days after March 8, 2000 and restricted stock units vested currently or within 60 days after March 8, 2000 were deemed to be outstanding for purposes of calculating the percentage of outstanding shares for each person holding such options and restricted stock units and for all directors and executive officers as a group, but were not deemed to be outstanding for the purpose of calculating the percentage of outstanding shares for any other person.

<F3> Includes the following shares that such persons and group have the right to acquire currently or within the 60 days after March 8, 2000 upon the exercise of stock options: Mr. Kruszewski -
     95,762; Mr. Walker - 58,669; Mr. McCuaig - 19,257; Mr. Zemlyak -
     8,400; Mr. Hartman - 37,294; Mr. Oates - 12,211; Mr. Goebel -
     11,443; Mr. Dill - 11,588; Mr. Beda - 6,916; Mr. Lefton - 9,954;
     Mr. Greenbaum - 7,717; Mr. Ford - 7,033; and directors and executive officers as a group - 286,244. Also includes the following shares allocated to such persons and group under the Stifel Financial Corp. Stock Ownership Plan and Trust: Mr. Kruszewski - 90; Mr. Walker - 5,793; Mr. McCuaig - 74; Mr. Zemlyak
     - 23; Mr. Hartman - 345; and directors and executive officers as a group - 6,325. Also includes the following shares allocated to such persons and group underlying restricted stock units vested currently or within 60 days after March 8, 2000: Mr. Kruszewski - 73,418; Mr. McCuaig - 19,765; Mr. Zemlyak - 12,763; and directors and executive officers as a group - 105,947. Also includes 196 shares held by Mr. Zemlyak pursuant to the Stifel, Nicolaus & Company, Incorporated Profit Sharing 401(k) Plan.

<F4> Includes shares underlying restricted stock units that such persons or group hold but which are not subject to vesting within the 60-day period after March 8, 2000 and, therefore, under the rules of the Securities and Exchange Commission, are not deemed to be "beneficially owned" as of March 8, 2000. The restricted stock units generally will vest over a three- to five-year period after the date of grant contingent upon the holder's continued employment with the Company.



                                - 2 -


<F5> Includes 11,256 shares held by the George Herbert Walker
     Foundation as to which Messrs. Walker and Goebel, as co-trustees, share voting power.

<F6> Includes 2,430 shares owned by Mr. Hartman's wife.  Mr. Hartman disclaims beneficial ownership of such shares.

<F7> Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.

<F8> Includes 5,000 shares held in a trust, of which Mr. Dill is the sole trustee, for Mr. Dill's mother. Mr. Dill disclaims beneficial ownership of such shares.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of March 8, 2000, the following persons were the only persons known to the Company to be beneficial owners of more than five percent of the Common Stock:

                                                                                     PERCENT OF
                                                               NUMBER OF SHARES      OUTSTANDING
               NAME AND ADDRESS                               BENEFICIALLY OWNED    COMMON STOCK
               ----------------                               ------------------    ------------
The Western and Southern Life Insurance Co.                      1,019,812<F1>         14.06%
  400 Broadway
  Cincinnati, OH 45202

Del Mintz                                                          861,600<F2>          11.88
  22732 Rye Road
  Shaker Heights, Ohio 44122

George H. Walker III                                               543,837<F3>           7.44
  501 North Broadway
  St. Louis, Missouri 63102

Stifel Financial Corp. Stock Ownership Plan and Trust              507,049<F4>           6.99
  501 North Broadway
  St. Louis, Missouri 63102

Dimensional Fund Advisors Inc.                                     389,050<F5>           5.36
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

------------------------------
<F1> The information shown is based on a Schedule 13G, dated January 8,
     1998, of The Western and Southern Life Insurance Company ("Western and Southern"). The number of shares beneficially owned has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999. The information in the Schedule 13G indicates that Western and Southern has the sole power to vote and dispose of such shares.

<F2> The information shown is based on a Form 4, dated November 9,
     1999, of Mr. Mintz. Mr. Mintz has the sole power to vote and dispose of such shares.

<F3> See notes 1, 2, 3 and 5 to the preceding table.

<F4> With respect to 287,448 shares of Common Stock allocated to the
     Stifel Financial Corp. Stock Ownership Plan and Trust (the "Stock Ownership Plan"), each participant in the Stock Ownership Plan has the right to instruct the trustee of the Stock Ownership Plan with respect to the voting of Common Stock in such participant's account. The trustee is authorized to vote any shares of Common Stock with respect to which the trustee has not received timely directions as to the voting thereof. As of December 31, 1999, the Company had 219,601 unallocated shares in the Stock Ownership Plan. These unallocated shares will be released for allocation to the participants based upon employer contributions to fund an internal loan between the Company and the Stock Ownership Plan. The trustee is authorized to vote these unallocated shares in the same proportion as the trustee votes those shares for which the trustee has received timely directions from the participants.


<F5> The information shown is based on a Schedule 13G, dated February
     3, 2000, of Dimensional Fund Advisors Inc.  The information in the
     Schedule 13G indicates that Dimensional Fund Advisors Inc. has the sole power to vote and dispose of such shares.

                   PROPOSAL I:  ELECTION OF DIRECTORS

     In accordance with the By-laws of the Company, the Board of Directors has fixed the number of directors at ten, divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated Charles A. Dill, Richard F. Ford, John J. Goebel and Walter F. Imhoff for election as Class II directors to hold office until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. There is no cumulative voting in the election of directors.

     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR the election of each such nominee. The four nominees in Class II receiving the highest number of votes cast at the meeting will be elected as directors of the Company in Class II for the term of such class. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the Board of Directors.

     Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company and its principal subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel, Nicolaus").

                                                                                      SERVED AS
                                                                                       DIRECTOR
                                                 POSITIONS OR OFFICES               CONTINUOUSLY
      NAME               AGE             WITH THE COMPANY AND STIFEL, NICOLAUS          SINCE
      ----               ---             -------------------------------------          -----

CLASS II-NOMINEES FOR TERMS ENDING IN 2003
Charles A. Dill           60      None                                                   1995
Richard F. Ford           63      None                                                   1984
John J. Goebel            70      None                                                   1987
Walter F. Imhoff          68      Managing Director of Stifel, Nicolaus                  2000

CLASS III-DIRECTORS WITH TERMS ENDING IN 2001
Robert E. Lefton          68      None                                                   1992
James M. Oates            53      None                                                   1996
George H. Walker III      69      Chairman of the Board of Directors of the Company      1981
                                  and Stifel, Nicolaus
CLASS I-DIRECTORS WITH TERMS ENDING IN 2002
Bruce A. Beda             59      None                                                   1997
Stuart I. Greenbaum       63      None                                                   1997
Ronald J. Kruszewski      41      President and Chief Executive Officer of the Company   1997
                                  and Stifel, Nicolaus

     The following are brief summaries of the business experience during the past five years of each of the nominees for election as a director of the Company and the other directors of the Company whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

     Charles A. Dill has been a General Partner of Gateway Venture Partners since November 1995. From 1991 to 1995, Mr. Dill was the President, Chief Executive Officer and a director of Bridge Information Systems, Inc., a company providing online information and trading services. Mr. Dill is a director of Zoltek Companies, Inc., TransAct Technologies Incorporated, DT Industries, Inc. and Tanaka Funds Inc.

     Richard F. Ford is a Managing General Partner of the management companies which act as a General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P., private venture capital funds formed in 1984, 1987, 1990 and 1995, respectively. Mr. Ford is a director of CompuCom Systems, Inc., D&K Healthcare Resources, Inc. and TALX Corporation.

     John J. Goebel has been an attorney at the law firm of Bryan Cave LLP since 1957.

     Walter F. Imhoff served as Chairman, President and Chief Executive Officer of Hanifen, Imhoff, Inc., a regional broker dealer, from 1979 until it was merged into the Company on January 12, 2000.

     The Board of Directors recommends a vote "FOR" the election of each of the nominees for director of the Company.

CONTINUING DIRECTORS

     Bruce A. Beda has been Chief Executive Officer of Orion Partners, LLC, a private investment and consulting company, since February 1995. Mr. Beda is a director of ECC International Corp., Iwerks Entertainment, Inc. and Natural Wonders, Inc.

     Stuart I. Greenbaum has been the Dean of the John M. Olin School of Business of Washington University since July 1995. Prior thereto, Mr. Greenbaum was a professor and director of the Banking Research Center at Northwestern University from 1976 to 1995. Mr. Greenbaum is a director of First Oakbrook Bancshares, Inc., Reinsurance Group of America, Incorporated, St. Louis Children's Hospital, Junior Achievement, Missouri Transportation Finance Corporation and Banc One Equity Capital.

     Ronald J. Kruszewski has been President and Chief Executive
Officer of the Company and Stifel, Nicolaus since September 1997. Prior thereto, Mr. Kruszewski served as Managing Director and Chief Financial Officer of Baird Financial Corporation and Managing Director of Robert
W. Baird & Co. Incorporated ("Baird") from 1993 to September 1997. Mr. Kruszewski is a director of Intira Corporation (formerly digital broadcast network corporation).

     Robert E. Lefton, Ph.D. has been President and Chief Executive Officer of Psychological Associates, Inc., an international training and consulting firm, since 1958. Dr. Lefton is a director of Allied
Healthcare Products, Inc. and Wave Technologies International, Inc.

     James M. Oates has been Chairman of IBEX Capital Markets, Inc., a financial service company, since 1996 and he has been Managing Director of The Wydown Group, a consulting firm that specializes in start-ups, turn-arounds and defining growth strategies, since 1994. Mr. Oates is a director of Phoenix Investment Partners, Ltd., Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds, Phoenix-Aberdeen Series Fund, AIB Govett, Inc., Emerson Investment Management, Inc., Investors

Financial Services Corporation, Investors Bank & Trust Co., Connecticut River Bancorp., Inc., Plymouth Rubber Company and Command Systems.

     George H. Walker III joined Stifel, Nicolaus in 1976, became Chief Executive Officer of Stifel, Nicolaus in December 1978 and became Chairman of Stifel, Nicolaus in July 1982. From the time of the organization of the Company, Mr. Walker has served as its Chairman of the Board and, until October 26, 1992, Mr. Walker served as its President and Chief Executive Officer. Mr. Walker is a director of Western and Southern Life Insurance Company, Laclede Steel Company, Laidlaw Corporation and Macroeconomics Advisers, LLC. Mr. Walker is Chairman of the Advisory Committee of Webster University Business School and is a member of the National Counsel of Washington University Business School.

BOARD OF DIRECTORS AND COMMITTEES

     During the year ended December 31, 1999, the Board of Directors of the Company met four times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least seventy-five percent of all meetings held by the Board of Directors and all committees on which they serve.

     The standing committees of the Board of Directors are the Executive Committee, Audit Committee, Compensation Committee, Finance Committee and Nominating Committee.

     EXECUTIVE COMMITTEE.  Messrs. Walker (Chairman), Goebel,
Kruszewski and Oates are the current members of the Executive Committee. Except to the extent limited by law, the Executive Committee performs the same functions and has all the authority of the Board of Directors. The Executive Committee met one time during the year ended December 31, 1999.

     AUDIT COMMITTEE. Messrs. Dill (Chairman), Beda, Goebel and Oates are the current members of the Audit Committee. The functions of the Audit Committee are to monitor and assess the adequacy of systems and procedures for providing reliable financial statements of the Company and its subsidiaries, as well as suitable internal financial controls, to review and approve the scope and performance of the independent external and internal auditors' work and to make such recommendations as it deems necessary to the Board of Directors regarding the Company's financial statements, financial controls and related matters. The Audit Committee met four times during the year ended December 31, 1999.

     COMPENSATION COMMITTEE. Messrs. Lefton (Chairman), Beda, Dill and Oates are the current members of the Compensation Committee. The functions of the Compensation Committee are to recommend salary and bonus levels for the senior officers of the Company and its subsidiaries and to administer the Company's employee stock plans. The Compensation Committee met four times during the year ended December 31, 1999.

     FINANCE COMMITTEE. Messrs. Greenbaum (Chairman), Beda, Ford and Oates are the current members of the Finance Committee. The functions of the Finance Committee are to review and monitor the consolidated financial condition of the Company. The Finance Committee met four times during the year ended December 31, 1999.

     NOMINATING COMMITTEE. Messrs. Oates (Chairman), Goebel, Kruszewski and Walker are the current members of the Nominating Committee. The function of the Nominating Committee is to identify, evaluate and select potential director nominees. The Committee will consider nominees recommended by stockholders. Any stockholder wishing to nominate a candidate for director at a stockholders' meeting must provide advance notice and certain information about the proposed nominee as described under "Stockholder Proposals" below. The Nominating Committee met two times during the year ended December 31, 1999.

     COMPENSATION OF DIRECTORS. Non-employee directors are paid an annual retainer of $15,000 and $500 for each committee meeting they attend and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company do not receive any compensation for their service as directors, but the Company pays their expenses for attendance at meetings of the Board of Directors. Additionally, each new outside director typically is granted options to purchase 5,000 shares of the Company's Common Stock at the current market price on the date such individual first becomes a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1999, the Compensation
Committee was composed of Messrs. Lefton, Dill, Beda and Oates, none of whom have served as an officer or employee of the Company or any of its subsidiaries.

                     EXECUTIVE COMPENSATION

     For the years ended December 31, 1999, 1998 and 1997, the following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers for the year ended December 31, 1999 for services rendered to the Company and its subsidiaries.


                                                     SUMMARY COMPENSATION TABLE
                                                                                                    Long Term
                                                     Annual Compensation                          Compensation
                                     ----------------------------------------------------     --------------------
                                                               Bonus<F1>
                                                          -------------------                Restricted
                                                                       Stock   Other Annual    Stock                 All Other
                                                                       Units   Compensation    Units       Options  Compensation
Name and Principal Position          Year    Salary($)    Cash($)     ($)<F2>     ($)<F3>     ($)<F4>      (#)<F5>    ($)<F6>
---------------------------          ----    ---------    -------     -------     -------     -------      -------    -------
Ronald J. Kruszewski<F7>             1999     200,000     350,000     150,000        --       37,500        12,600     12,923
   President and Chief               1998     200,000     285,000     100,000        --       25,000            --      2,251
   Executive Officer                 1997      52,308      98,496          --        --    1,262,466<F8>   137,812    103,462

George H. Walker III                 1999     175,000     150,000          --        --           --         3,150        767
   Chairman of the Board             1998     175,000     150,000          --        --           --            --        631
                                     1997     172,917     277,551          --        --           --            --      1,344

Scott B. McCuaig<F9>                 1999     175,000     227,500     149,700        --       24,375         8,400      2,312
   Vice President                    1998     163,782     165,000      60,000        --      448,208<F10>   42,000      9,913
                                     1997          --          --          --        --           --            --         --

James M. Zemlyak<F11>                1999     160,417     196,000      84,000        --      418,501<F12>   42,000     12,534
   Vice President, Treasurer         1998          --          --          --        --           --            --         --
   And Chief Financial Officer       1997          --          --          --        --           --            --         --

Charles R. Hartman                   1999     175,000     205,000          --        --           --         3,150     17,835
   Vice President                    1998     175,000     195,000          --        --           --            --     19,326
   and Secretary                     1997     168,750     316,206          --        --           --        17,363     20,675

------------------------------
<F1> Represents bonuses paid under the executive compensation plans described in the section entitled "Compensation Committee Report on Executive Compensation" of this Proxy Statement.

<F2> Pursuant to the Stifel Financial Corp. 1997 Incentive Stock Plan,
     participants in the plan may elect to receive stock units ("Elected Units") in lieu of certain incentive compensation earned by such individuals. Additionally, each individual participating receives restricted stock units with a fair market value equal to twenty-five percent of that portion of the incentive compensation that such participant elected to take in Elected Units ("Matching Units"). Elected Units and Matching Units were issued to participants based upon the fair market value of the Common Stock on the date of issuance. Elected Units vest ratably over a three year period following the date of issuance. Matching Units vest at the end of the three year period following the date of issuance. Elected Units are reported under the "Stock Units" column, while Matching Units are reported under the "Restricted Stock Units" column.

<F3> The named executive officers received certain perquisites in 1999,
     1998 and 1997, the amount of which did not exceed the lesser of $50,000 or ten percent of any such officer's salary and bonus.

<F4> The restricted stock units holdings for the individuals named in the Summary Compensation Table and the price per share of Common Stock have been adjusted for the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999. The aggregate value of restricted stock units holdings for the individuals named in the Summary Compensation Table at December 31, 1999 was $1,616,972, $593,132 and $523,731 for each of Messrs. Kruszewski, McCuaig and Zemlyak, respectively, based upon a per share price of $9.875 being the last transaction price on December 31, 1999. The aggregate number of shares of restricted stock units held by the individuals named in the Summary Compensation Table at December 31, 1999 was 163,744, 60,064 and 53,036 for each of Messrs. Kruszewski, McCuaig and Zemlyak, respectively.

<F5> Each option has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999.

<F6> For the year ended December 31, 1999, the Company contributed $250 to the Company's profit sharing plan for each of Messrs. Kruszewski, Walker, McCuaig and Hartman, $1,545 to the Stifel Financial Corp. 1998 Employee Stock Purchase Plan for each of Messrs. Kruszewski, Hartman and McCuaig and $517, $517, $517, $229 and $517 to the Stifel Financial Corp. Employee Stock Ownership Plan for Messrs. Kruszewski, Walker, McCuaig, Zemlyak and Hartman, respectively. In addition, with respect to Mr. Kruszewski, the amount disclosed includes $10,611 forgiven with respect to a $143,237 loan from the Company to Mr. Kruszewski. With respect to Mr. Zemlyak, the amount disclosed includes $12,305 in temporary living expenses in connection with the commencement of Mr. Zemlyak's employment. With respect to Mr. Hartman, the amount disclosed includes $15,000 forgiven with respect to a $75,000 loan from the Company to Mr. Hartman and $523 of imputed interest with respect to such loan.


                                - 9 -


<F7> Mr. Kruszewski has served as President and Chief Executive Officer of the Company since September 25, 1997. Prior thereto, Mr. Kruszewski served as Managing Director and Chief Financial Officer of Baird Financial Corporation and Managing Director of Robert W. Baird & Co. Incorporated from 1993 to 1997.

<F8> Mr. Kruszewski's original compensation package included the purchase of 125,000 restricted shares (131,250 shares as adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998) of Common Stock with the proceeds of a loan of $1,479,687.50 (the "Loan") by the Company that would be forgiven over a period of six years ending in 2003, contingent upon Mr. Kruszewski's continued employment with the Company. Pursuant to the terms of that certain Stock Unit Agreement, dated December 21, 1998, by and between the Company and Mr. Kruszewski (the "Kruszewski Stock Unit Agreement"), Mr. Kruszewski's original compensation package was restructured. Mr. Kruszewski repaid the Loan by surrendering 124,688 restricted shares of Common Stock and executing a second promissory note in the amount of $143,237. In replacement of the restricted shares surrendered, Mr. Kruszewski was awarded 124,688 restricted stock units (130,922 restricted stock units as adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999) of the Company pursuant to the Kruszewski Stock Unit Agreement. The restricted stock units awarded to Mr. Kruszewski vest with respect to 27,563, 27,563, 27,563, 27,563 and 20,670 units on January 1, 1999, 2000,
     2001, 2002 and 2003, respectively. Except as set forth below, shares of Common Stock shall be distributed to Mr. Kruszewski in annual installments over a period of seven years beginning January 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. Kruszewski's stock unit account as of the beginning of each year in the installment payment period. In the event of termination of Mr. Kruszewski's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. Kruszewski was employed by the Company. In addition, all of the restricted stock units granted to Mr. Kruszewski will vest and be distributed (a) in the event of a Change of Control (as defined in the Kruszewski Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Kruszewski Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Kruszewski for Good Reason (as defined in the Kruszewski Stock Unit Agreement). Mr. Kruszewski will receive dividend equivalents on his restricted stock units to the same extent as other holders of Common Stock. The amount shown represents the fair market value of the 124,688 restricted stock units granted to Mr. Kruszewski, based upon a per share price of $10.125 being the average price on December 21, 1998.

<F9> Mr. McCuaig has served as Vice President of the Company since
     January 26, 1998. Prior thereto, Mr. McCuaig served as Managing Director of Robert W. Baird & Co. Incorporated from 1988 to 1998.

<F10>Mr. McCuaig's original compensation package included 42,000 restricted shares of Common Stock (as adjusted for the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999). Pursuant to the terms of that certain Stock Unit Agreement, dated December 31, 1999, by and between the Company and Mr. McCuaig (the "McCuaig Stock Unit Agreement"), Mr. McCuaig's original compensation package was restructured. Mr. McCuaig surrendered 33,598 restricted shares of Common Stock in exchange for 33,598 restricted stock units. The restricted stock units granted to Mr. McCuaig vest with respect to 8,400, 8,400, 8,399 and 8,399 units on February 4, 2000, 2001,
     2002 and 2003, respectively. Except as set forth below, shares of Common Stock shall be distributed to Mr. McCuaig in annual installments over a period of seven years beginning January 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. McCuaig's stock unit account as of the beginning of each year in the installment payment period. In the event of termination of Mr. McCuaig's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. McCuaig was employed by the Company. In addition, all of the restricted stock units granted to Mr. McCuaig will vest and be distributed (a) in the event of a Change of Control (as defined in the McCuaig Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the McCuaig Stock Unit Agreement) or (c) in the event of termination of employment by Mr. McCuaig for Good Reason (as defined in the McCuaig Stock Unit Agreement). Mr. McCuaig will receive dividend equivalents on his restricted stock units to the same extent as other holders of Common Stock.
     The amount shown represents the fair market value of the 33,598 restricted stock units granted to Mr. McCuaig pursuant to the McCuaig Stock Unit Agreement, based upon a per share price of $9.875 being the average price on December 31, 1999, and the fair market value of 1,575 Matching Units (see note 2 above) granted to Mr. McCuaig during 1998 (as adjusted for the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999), based upon a per share price of $9.5238 being the closing price on December 14, 1998.

<F11>Mr. Zemlyak has served as Vice President, Treasurer and Chief
     Financial Officer of the Company since February 1, 1999. Prior thereto, Mr. Zemlyak served as Managing Director and Chief Financial Officer of Baird Financial Corporation from 1997 to 1999 and as Senior Vice President - Chief Financial Officer of Robert
     W. Baird & Co. Incorporated from 1994 to 1997.

<F12>Pursuant to the terms of that certain Stock Unit Agreement, dated
     February 1, 1999, by and between the Company and Mr. Zemlyak (the "Zemlyak Stock Unit Agreement"), Mr. Zemlyak was awarded 42,000 restricted stock units (as adjusted for the five percent stock dividend declared by the Company on January 27, 1999). The restricted stock units granted to Mr. Zemlyak vest with respect to 8,400 units on each of February 1, 2000, 2001, 2002, 2003 and
     2004. Except as set forth below, shares of Common Stock shall be distributed to Mr. Zemlyak in annual installments over a period of seven years beginning February 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method. In the event of termination of Mr. Zemlyak's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. Zemlyak was employed by the Company. In addition, all of the restricted stock units granted to Mr. Zemlyak will vest and be distributed (a) in the event of a Change of Control (as defined in the Zemlyak Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Zemlyak Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Zemlyak for Good Reason (as defined in the Zemlyak Stock Unit Agreement). Mr. Zemlyak will receive dividend equivalents on his restricted stock units to the same extent as other holders of Common Stock. The amount shown represents the fair market value of the 42,000 restricted stock units granted to Mr. Zemlyak, based upon a per share price of $9.4643 being the average price on February 1, 1999, the fair market value of 805 Matching Units (see note 2 above) granted to Mr. McCuaig on June 30, 1999, based upon a per share price of $9.3125 being the closing price on June 30, 1999, and the fair market value of 1401 Matching Units granted to Mr. McCuaig on December 31, 1999, based on a per share price of $9.625 being the closing price on January 3, 2000.

     The following presents certain information concerning stock options granted to the named executive officers during the year ended December 31, 1999 and year-end stock option values.


                    OPTION GRANTS IN LAST YEAR

     The following table sets forth information concerning stock option grants made in the year ended December 31, 1999 to the individuals named in the Summary Compensation Table. No SARs were granted to the named individuals in 1999.

                                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                          ------------------------------------------------------          VALUE AT
                                                               PERCENT OF                              ASSUMED ANNUAL
                                              NUMBER OF          TOTAL                              RATES OF STOCK PRICE
                                             SECURITIES         OPTIONS                               APPRECIATION FOR
                                             UNDERLYING       GRANTED TO    EXERCISE                  OPTION TERM<F5>
                                               OPTIONS       EMPLOYEES IN     PRICE    EXPIRATION   --------------------
        NAME                              GRANTED<F1><F2>(#)  FISCAL YEAR  ($/SH)<F3>   DATE<F4>     5%($)       10%($)
        ----                              ------------------  -----------  ----------   --------     -----       ------
Ronald J. Kruszewski                            12,600           4.2647      9.5833      2/2/09      75,939     192,444
George H. Walker III                             3,150           1.0662      9.5833      2/2/09      18,985      48,111
Scott B. McCuaig                                 8,400           2.8431      9.5833      2/2/09      50,626     128,296
James M. Zemlyak                                42,000<F6>      14.2156      9.4643      2/1/09     249,986     633,514
Charles R. Hartman                               3,150           1.0662      9.5833      2/2/09      18,985      48,111

------------------------------
<F1> Each option has been adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999.

<F2> Except as otherwise indicated, each option will be exercisable with respect to twenty-five percent of the total number of shares underlying the option on each of February 2, 2000, 2001, 2002 and 2003.

<F3> The exercise price may be paid in cash or, at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors, by shares of Common Stock already owned by the participant valued at fair market value on the date of exercise, or by a combination of cash and Common Stock.

<F4> The options terminate on the earlier of ten years after grant or, generally, immediately upon termination for reasons other than retirement, disability or death.

<F5> The indicated five percent and ten percent rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values to not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

<F6> The option will be exercisable with respect to twenty percent of the total number of shares underlying the option on each of February 1, 2000, 2001, 2002, 2003 and 2004.

     The following presents certain information concerning stock option exercises in the fiscal year ended December 31, 1999. No SARs were exercised by the named individuals in 1999.

                                                YEAR-END OPTION VALUE
                                                               SHARES UNDERLYING           VALUE OF UNEXERCISED,
                                                          UNEXERCISED OPTIONS HELD AT  IN-THE-MONEY OPTIONS HELD AT
                                    SHARES                  DECEMBER 31, 1999<F1>(#)       DECEMBER 31, 1999($)
                                 ACQUIRED ON     VALUE      ------------------------       --------------------
        NAME                     EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
        ----                     -----------  -----------  -----------  -------------   -----------  -------------
Ronald J. Kruszewski                    --           --       83,424         66,988            --        3,675
George H. Walker III                13,741       58,016       57,881          3,150       252,847          919
Scott B. McCuaig                        --           --        8,876         41,524            --        2,450
James M. Zemlyak                        --           --           --         42,000            --       17,249
Charles R. Hartman                      --           --       36,506          3,150       156,141          919

<F1> Each option has been adjusted to reflect the five percent stock dividends declared by the Company on each of January 20, 1998 and January 27, 1999.

EMPLOYMENT AGREEMENTS

     The Company and George H. Walker III entered into an Employment Agreement as of August 21, 1987 and a First Amendment to Employment Agreement as of December 2, 1991 (collectively, the "Agreement"), which provide for the employment of Mr. Walker by the Company at a base salary as established from time to time by the Board of Directors, but not less than $150,000 per annum. Mr. Walker is eligible to participate in all incentive compensation plans and other employee benefits provided to senior executive officers. The term of the Agreement is through April 30, 2001 and also provides that Mr. Walker will provide consulting and advisory services to the Company for a period of two years following the date of termination for a fee of $75,000 per annum. The Agreement also provides that Mr. Walker shall not compete with the Company during the consulting period and for one year following the end of the consulting period.

     The obligations of the Company under the Agreement will terminate upon the death, disability or resignation (other than a resignation within one year after a Change of Control (as defined below) of the Company) of Mr. Walker or upon the occurrence of a Good Cause Event (as defined in the Agreement), except that, if his employment is terminated by reason of death or disability, payments will continue in accordance with the Company's regular policies. If Mr. Walker's employment is terminated by the Company for any other reason other than death, disability or a Good Cause Event, or if he resigns within one year after a Change of Control, the Company will (a) continue his insurance benefits for the period specified in the Agreement and (b) pay him a lump-sum payment equal to the total of the present value of monthly payments equaling 1/12 of his current compensation (including bonus and incentive compensation payments) at the date of termination plus the present value of the excess, if any, in retirement benefits which would have been payable if Mr. Walker remained employed for the entire term of the Agreement. Such payments are subject to reduction to the extent they exceed the amounts deductible by the Company for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

     "Change of Control" is defined in the Agreement as (a) the acquisition, in one or a series of transactions by a person or group of persons acting in concert, of beneficial ownership in more than twenty-five percent of the outstanding voting stock of the Company, (b) the receipt of proxies for the election of directors in opposition to management's nominees that aggregate more than forty percent of the then outstanding voting stock or (c) the sale or issuance of such number of shares of voting stock of the Company for consideration other than cash in any transaction or series of related transactions that constitutes more than twenty-five percent of the outstanding voting power of the Company after giving effect to such issuance or sale.

     The Company and Ronald J. Kruszewski entered into an Employment Letter, a Promissory Note, a Restricted Stock Agreement, an Incentive Stock Option Agreement and a Nonqualified Stock Option Agreement, each as of September 25, 1997, and an amended Incentive Stock Option Agreement and Nonqualified Stock Option Agreement, each as of December 1, 1997 (collectively, the "Employment Terms"). Under the Employment Terms, Mr. Kruszewski's annual salary shall be not less than $200,000 and he is eligible to participate in the executive bonus pool and in all other employee benefits of the Company provided to senior executive officers. Mr. Kruszewski was granted options to purchase 125,000 shares (137,812 shares as adjusted to reflect the five percent stock dividend declared by the Company on each of January 20, 1998 and January 27,
1999) of Common Stock at the fair market value of the shares on the date of the grant. Mr. Kruszewski purchased 50,000 restricted shares (55,125 shares as adjusted to reflect the five percent stock dividend declared by the Company on each of January 20, 1998 and January 27, 1999) of Common Stock with personal funds at a price equal to $11.8375, a $0.10 discount to the market price of the Common Stock on the date of grant, pursuant to the terms of the Restricted Stock Agreement.

     Pursuant to the Employment Terms, Mr. Kruszewski also received a loan (the "Loan") from the Company in the amount of $1,479,687.50, payable in installments with interest with the final installment due January 1, 2003, which principal and interest of the Loan would be forgiven over six years if he continued to be employed by the Company. Mr. Kruszewski purchased 125,000 restricted shares (131,250 shares as adjusted to reflect the five percent stock dividend declared by the Company on January 20, 1998) of Common Stock with the proceeds of the Loan, pursuant to the terms of the Restricted Stock Agreement. Pursuant to the terms of that certain Stock Unit Agreement, dated December 21, 1998, by and between the Company and Mr. Kruszewski (the "Kruszewski Stock Unit Agreement"), Mr. Kruszewski's original compensation package was restructured. Mr. Kruszewski repaid the Loan by surrendering 124,688 restricted shares of Common Stock and executing a second promissory note in the amount of $143,237. In replacement of the restricted shares surrendered, Mr. Kruszewski was awarded 124,688 restricted stock units of the Company (130,922 restricted stock units as adjusted to reflect the five percent stock dividend declared by the Company on January 27, 1999). The restricted stock units granted to Mr. Kruszewski will vest, and the second promissory note will be forgiven, over a period of five years ending in 2003, contingent upon Mr. Kruszewski's continued employment with the Company. Shares of Common Stock will be distributed to Mr. Kruszewski in annual installments over a period of seven years beginning January 1, 2007 in satisfaction of the restricted stock units. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. Kruszewski's stock unit account as of the beginning of each year in the installment payment period. In the event of termination of Mr. Kruszewski's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. Kruszewski was employed by the Company. All of the restricted stock units granted to Mr. Kruszewski will vest and shares of Common Stock will be distributed (a) in the event of a Change of Control (as defined in the Kruszewski Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Kruszewski Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Kruszewski for Good Reason (as defined in the Kruszewski Stock Unit Agreement).

     Stifel, Nicolaus and Scott B. McCuaig entered into an arrangement on January 26, 1998 which provides for the employment of Mr. McCuaig at a base salary of $175,000 per annum. Mr. McCuaig is eligible to participate in the executive bonus pool of the Company and, for fiscal 1998, 1999 and 2000, his bonus payment was guaranteed to be no less than $125,000 (pro rated for that portion of each year actually employed).
He also was provided a relocation allowance of $9,467, a restricted stock award of 38,095 shares of Common Stock (42,000 shares as adjusted for the five percent stock dividends declared by the Company on January 20, 1998 and January 27, 1999) and options to purchase 38,095 shares of Common Stock (42,000 shares as adjusted for such stock dividends). The options granted to Mr. McCuaig will vest ratably over a five-year period. Mr. McCuaig also is eligible to participate in all other employee benefits of the Company provided to senior executive officers.

     Pursuant to the terms of that certain Stock Unit Agreement, dated December 31, 1999, by and between the Company and Mr. McCuaig (the "McCuaig Stock Unit Agreement"), Mr. McCuaig's original compensation package was restructured. Mr. McCuaig surrendered 33,598 restricted shares of Common Stock in exchange for 33,598 restricted stock units. The restricted stock units granted to Mr. McCuaig will vest over a period of four years ending in 2003, contingent upon Mr. McCuaig's continued employment with the Company. Shares of Common Stock will be distributed to Mr. McCuaig in annual installments over a period of seven years beginning January 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. McCuaig's stock unit account as of the beginning of each year in the installment payment period. In the event of termination of Mr. McCuaig's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. McCuaig was employed by the Company. In addition, all of the restricted stock units granted to

Mr. McCuaig will vest and be distributed (a) in the event of a Change of Control (as defined in the McCuaig Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the McCuaig Stock Unit Agreement) or (c) in the event of termination of employment by Mr. McCuaig for Good Reason (as defined in the McCuaig Stock Unit Agreement).

     Stifel, Nicolaus and James M. Zemlyak entered into an arrangement on February 1, 1999 which provides for the employment of Mr. Zemlyak at a base salary of $175,000 per annum. Mr. Zemlyak is eligible to participate in the executive bonus pool of the Company, and for fiscal 1999, 2000 and 2001, his bonus payment was guaranteed to be no less than $125,000 (pro rated for that portion of each year actually employed).
He was also provided $12,305 temporary living expenses, 40,000 restricted stock units (42,000 restricted stock units as adjusted for the five percent stock dividend declared on January 27, 1999) and options to purchase 40,000 shares of Common Stock (42,000 shares as adjusted for such stock dividend). The options granted to Mr. Zemlyak will vest ratably over a five-year period. The restricted stock units granted to Mr. Zemlyak will vest over a period of five years ending 2004, contingent upon Mr. Zemlyak's continued employment with the Company. Shares of Common Stock shall be distributed to Mr. Zemlyak in annual installments over a period of seven years beginning February 1, 2007. The number of shares of Common Stock in each installment will be determined under the declining balance accounting method, based on the number of stock units credited to Mr. Zemlyak's stock unit account as of the beginning of each year in the installment payment period. In the event of termination of Mr. Zemlyak's employment as a result of death or disability, a certain number of additional stock units will vest based upon the portion of the year that Mr. Zemlyak was employed by the Company. In addition, all of the restricted stock units granted to Mr. Zemlyak will vest and be distributed (a) in the event of a Change of Control (as defined in the Zemlyak Stock Unit Agreement), (b) in the event of termination of employment by the Company for a reason other than a Good Cause Event (as defined in the Zemlyak Stock Unit Agreement) or (c) in the event of termination of employment by Mr. Zemlyak for Good Reason (as defined in the Zemlyak Stock Unit Agreement). Mr. Zemlyak also is eligible to participate in all other employee benefits of the Company provided to senior executive officers.

        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors (the
"Compensation Committee") furnishes the following report:

COMPENSATION PHILOSOPHY

     The Compensation Committee approves the policies for and structure and amount of compensation of the senior executive officers of the Company (the "Executive Officers"), including the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table. The Compensation Committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on the Company's strategic goals by aligning their financial interests closely with stockholder interests. The Compensation Committee is composed entirely of independent directors.

     A significant component of the Company's Executive Officer compensation program is cash remuneration in the form of base salaries and annual incentive bonuses. Bonuses are determined based upon the performance of the Company, the individual executive and his operating unit during the fiscal year. In evaluating performance, financial, non-financial and strategic objectives are considered. Base salaries generally represent a relatively small portion of the Executive Officers' total cash compensation and are average relative to comparable firms in the industry. Bonuses make up a significant portion of the Executive Officers' total cash compensation (as much as sixty-four percent for 1999). The Compensation Committee believes that basing a substantial portion of an Executive Officer's compensation on performance motivates the executive to perform at the highest possible level.

     As another component of the Company's Executive Officer compensation program, the Compensation Committee may award Executive Officers options to acquire shares of Common Stock. The Compensation Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company's longer-term strategic goals by aligning the long-term financial interests of the Executive Officers with those of the Company's stockholders.

     In addition, the Compensation Committee is implementing a deferred compensation program whereby a portion of each Executive Officer's annual bonus will be deferred, on a mandatory basis, into restricted stock units. The Executive Officer may also defer on an elective basis an additional portion of his annual bonus into restricted stock units. The percentages of the mandatory and elective deferrals will be set annually by the Compensation Committee. The mandatory and elective deferrals are matched by the Company in restricted stock units equal to twenty-five percent of the amount of the combined deferral. The mandatory and matching portion of the restricted stock unit award will vest over a three- to five-year period.

     The Compensation Committee believes that the stock option and deferred compensation components of the Company's Executive Officer compensation program over time will increase the levels of beneficial ownership of the Company's Executive Officers. This aligns the interests of those persons who have the greatest ability to affect the Company's financial results closely with the interests of the Company's stockholders. The Compensation Committee also believes that significant levels of beneficial ownership and ownership potential will assist the Company in retaining the services of the Executive Officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Kruszewski became President and Chief Executive Officer of the Company and Stifel, Nicolaus on September 25, 1997 pursuant to the employment terms described above under "Executive Compensation - Employment Agreements." The Compensation Committee approved the employment terms based upon Mr. Kruszewski's expertise and years of experience in the industry, as well as the Compensation Committee's review of cash and other compensation paid to the chief executive officers of securities firms comparable to the Company. All such firms, as well as others, are included in the Regional Sub-Index of the Financial Service Analytics Brokerage Stock Price Index used in the Performance Graph set forth in this Proxy Statement.

     For 1999 bonus purposes, the Compensation Committee considered the achievement of certain objectives set by management and the Board of Directors at the beginning of the year. The Compensation Committee also considered the overall profitability of the Company during 1999. Based upon the consideration of all of the above financial and non-financial performance factors, the Compensation Committee, in its discretion, determined the amount of Mr. Kruszewski's annual bonus for 1999. Approximately thirty percent of Mr. Kruszewski's bonus for 1999 was deferred and invested in stock units of the Company. In keeping with the Company's philosophy of incentive-based compensation, Mr. Kruszewski's base salary was not adjusted for 1999.

COMPENSATION OF OTHER SENIOR EXECUTIVES

     The Compensation Committee approved individual salary levels and bonus amounts for each Executive Officer other than Mr. Kruszewski following a presentation by Mr. Kruszewski of his evaluation of each Executive Officer's individual and business unit performance and his bonus recommendation for such Executive Officer. Mr. Kruszewski also summarized for the Compensation Committee the performance of each Executive Officer relative to the financial and non-financial objectives established for such Executive Officer at the beginning of the year. In his presentation to the Compensation Committee, Mr. Kruszewski utilized historical compensation information prepared by a third-party organization for a group of approximately 12 regional brokerage firms, including the group of comparable publicly held regional firms referred to above, for background on competitive salary levels within the industry.

     The Compensation Committee also reviewed and approved the terms of specific compensation arrangements entered into by the Company with certain Executive Officers. The Compensation Committee believes that such arrangements were evaluated and approved on a basis consistent with the Company's overall compensation philosophy.

CONCLUSION

     Through the program described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.


                              1999 COMPENSATION COMMITTEE

                              Robert E. Lefton, Chairman
                              Bruce A. Beda
                              Charles A. Dill
                              James M. Oates
March 24, 2000

                              PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's cumulative total stockholder return (assuming investment of $100 and reinvestment of dividends) from December 31, 1994 through December 31, 1999, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and, for peer groups, the Financial Services Analytics, Inc. Regional Index (the "FSA Regional Index"), an index of publicly traded regional brokerage firms, consisting of:
The Advest Group, Inc., Dain Rauscher Corporation, Everen Capital Corporation, First Albany Companies Inc., Freedom Securities, Inc., Kinnard Investments, Inc., Legg Mason, Inc., Morgan Keegan, Inc., Raymond James Financial, Inc.
and Southwest Securities Group, Inc.


                             [PERFORMANCE GRAPH]


Cumulative Value of $100 Investment
=========================================================================================
                                                     December 31,
                            -------------------------------------------------------------
                                1994      1995      1996      1997      1998      1999
-----------------------------------------------------------------------------------------
Stifel Financial Corp.          $100      $118      $167      $343      $225      $226
-----------------------------------------------------------------------------------------
S&P 500 Index                   $100      $138      $169      $225      $290      $351
-----------------------------------------------------------------------------------------
FSA Regional Index              $100      $154      $221      $457      $384      $402
=========================================================================================

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain officers, directors and nominees for director of the Company maintain margin accounts with Stifel, Nicolaus pursuant to which Stifel, Nicolaus may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectability or present other unfavorable features.

     Richard F. Ford and Charles A. Dill, directors of the Company, are General Partners of the management companies that act as the General Partner of Gateway Mid-America Partners, L.P., Gateway Venture Partners II, L.P., Gateway Venture Partners III, L.P. and Gateway Partners, L.P. The Company and Stifel Venture Corp., a subsidiary of the Company, are also General Partners of the management companies. At December 31, 1999, the Company's carrying value of these investments was approximately $759,000. Additionally, at December 31, 1999, the Company had a receivable of $335,000 which was advanced for organizational costs of Gateway Partners, L.P.

     John J. Goebel, a director of the Company, is an attorney in the law firm Bryan Cave LLP, which rendered legal services to the Company and its subsidiaries during 1999 and is providing legal services to the Company and its subsidiaries during 2000.

        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Chicago Stock Exchange. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1999.


  PROPOSAL II.  ADOPTION OF THE EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE
                               DIRECTORS

     The Board of Directors has adopted, subject to the approval of the stockholders of the Company, the Equity Incentive Plan for Non-Employee Directors (the "Equity Incentive Plan"). Pursuant to the terms of the Equity Incentive Plan, which will be administered by the full Board of Directors of the Company (the "Board"), directors of the Company who are not employees of the Company or any affiliate of the Company will be able to participate in the Equity Incentive Plan. There are currently seven non-employee directors who are eligible to participate in the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide an opportunity to defer director fees and to provide a further incentive to serve as a director of the Company.

          The total number of shares of Common Stock available for issuance under the Equity Incentive Plan is 150,000, subject to adjustment in the event of any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure.

          The complete text of the Equity Incentive Plan is set forth in Annex A to this Proxy Statement. The following summary of the Equity Incentive Plan is subject to the provisions contained in the complete text.

DESCRIPTION OF THE EQUITY INCENTIVE PLAN

          Under the terms of the Equity Incentive Plan, non-employee directors of the Company will be eligible to (a) receive stock options of the Company and (b) defer all or any portion of any director fees earned by such directors in exchange for stock units that represent the right to receive shares of Common Stock in the future.

          The Equity Incentive Plan shall become effective immediately following approval by the stockholders of the Company at the 2000 Annual Meeting of Stockholders. The period during which option and stock unit grants shall be made under the Equity Incentive Plan shall terminate on April 27, 2010 (unless the Equity Incentive Plan is extended or terminated at an earlier date by the stockholders) but such termination shall not affect the terms of any then outstanding options or stock units.

          STOCK OPTIONS. Stock options to purchase 1,000 shares of Common Stock (subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure) shall be granted automatically to each non-employee director of the Company once each year on January 1, 2000 through 2009. In addition, options to purchase 5,000 shares of Common Stock (subject to adjustment as provided above) shall be granted to each new non-employee director on the first day such new non-employee director is first elected or appointed as a director of the Company. The purchase price per share of Common Stock for which each option is exercisable shall be the fair market value per share of Common Stock on the date the option is granted.

          Each option granted under the Equity Incentive Plan will become exercisable in five equal annual installments, commencing on the first anniversary of the date of grant and annually thereafter on subsequent anniversaries of the date of grant. Each option granted under the Equity Incentive Plan shall expire ten (10) years from the date of the grant. In the event that an option holder ceases to be a member of the Board of Directors, each of the then outstanding options of such holder will continue to become exercisable as provided above and the holder may exercise the exercisable installments at any time within five (5) years after such termination of service, but in no event after the expiration date of the term of the option. In the event of the death of an option holder while serving on the Board of Directors, each of the then outstanding options of such holder will immediately become exercisable in full by the holder's legal representative at any time within a period of five (5) years after death, but in no event after the expiration date of the term of the option. However, if the holder dies within five (5) years following termination of service on the Board of Directors, such option shall only be exercisable for two (2) years after the holder's death or five (5) years after termination of service, whichever is longer, or until the expiration date of the term of the option, if earlier.

          Options may be exercised only upon payment to the Company of the full purchase price of the shares to be delivered. Such payment shall be made in cash or, in the discretion of the Board, in Common Stock beneficially owned by the holder for at least six months before the date of exercise, or in a combination of cash and Common Stock. The sum of the cash and the fair market value of such Common Stock shall be at least equal to the aggregate purchase price of the shares to be delivered.

          Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

          All options granted under the Equity Incentive Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

          STOCK UNIT FEE DEFERRALS. Pursuant to the terms of the Equity Incentive Plan, a non-employee director may defer all or any portion of his or her director fees under the Equity Incentive Plan. Non-employee directors who elect to defer his or her director fees shall receive a matching credit from the Company equal to twenty-five percent of the total amount deferred by the director. The deferred director fees and the matching credits from the Company shall be credited, as of the day the director fee was due, to the non-employee director's stock unit account and shall be recorded as stock units. A separate account shall be maintained for the deferred director fees and the matching credits in each calendar year. A non-employee director's stock unit account shall be credited with respect to each payment with that number of stock units which is equal to the total dollar amount of the deferred director fees and the matching credits, divided by the closing price of a share of Common Stock on the New York Stock Exchange as of the last trading day immediately preceding the day the related director fee was due to be paid to the non-employee director.

          Each stock unit shall represent the obligation of the Company to transfer one share of Common Stock to a non-employee director whose service on the Board has not terminated as soon as practicable following the end of the fifth full calendar year beginning after the calendar year for which such amounts were credited to the non-employee director's account. The balance of the amounts credited to the accounts of a non-employee director whose service on the Board terminates for any reason shall be paid to the non-employee director (or the personal representative or beneficiary of a deceased non-employee director) as soon as practical after such termination of service. Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

          A non-employee director shall be fully vested in his or her deferred director fees and matching credits at all times. If the Company pays a cash dividend on shares of Common Stock, the Company shall pay an amount to each non-employee director equal to the amount of such dividend per share of Common Stock multiplied by the number of stock units credited to the stock unit accounts of each non-employee director.

          Subject to the provisions of the Equity Incentive Plan, the Board shall be authorized to interpret the Equity Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Equity Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Equity Incentive Plan. The determination of the Board in the administration of the Equity Incentive Plan shall be conclusive and binding upon all persons, including, without limitation, the Company, its stockholders and the directors granted options and other benefits under the Equity Incentive Plan.

          The Board may suspend or terminate the Equity Incentive Plan or revise or amend it in any respect whatsoever. However, without approval of the stockholders, no revision or amendment shall change the selection or eligibility of non-employee directors to receive options or stock units under the Equity Incentive Plan, the number of shares of Common Stock subject to any such options or stock units or the purchase price thereunder or materially increase the benefits accruing to non-employee directors under the Equity Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     No income will be realized by a participating director on the grant of a stock option or the award of stock units, and the Company will not be entitled to a deduction at such time. Upon the exercise of a stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise. A director will realize income as a result of an award of stock units at the time shares of Common Stock are issued in an amount equal to the fair market value of such shares at that time. The Company will be entitled to a corresponding deduction equal to the income realized by the director in the year of such issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the votes cast, present or represented by proxy at the meeting, is required for the approval of the adoption of the Equity Incentive Plan for Non-Employee Directors; provided that the number of votes cast constitutes more than fifty percent of the shares entitled to vote on the proposal. The Board of Directors recommends a vote "FOR" the approval of the Equity Incentive Plan for Non-Employee Directors.


                             PROPOSAL III.
          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit
Committee, has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000. A resolution will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP.

     The Company has been advised that a representative of Deloitte & Touche LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

     The Board of Directors recommends a vote "FOR" ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000. The affirmative vote of a majority of the votes cast, present or represented by proxy at the meeting, is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000.


                         STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company by November 24, 2000 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Under the Company's By-Laws, stockholder proposals, including nominations of directors, which do not appear in the Proxy Statement may be considered at a meeting of stockholders only if they involve a matter proper for stockholder action and written notice of the proposal is received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of a stockholders' meeting is given by the Company, notice must be timely received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the meeting was mailed or (b) the day on which public disclosure was made. The notice must contain the name and address and beneficial ownership of the stockholder, a brief description of the proposal to be brought or the name, age, address, business history, beneficial ownership and written consent to being named of any proposed nominee, any material interest of the stockholder in the proposal or any arrangement or understanding between the stockholder and the proposed nominee required to be disclosed under the proxy regulations, and the number of shares known by such stockholder to be supporting the proposal on the date notice is given.

                             ANNUAL REPORT

     The Annual Report to Stockholders for the year ended December 31, 1999 has simultaneously been mailed to the stockholders of the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES M. ZEMLYAK, CHIEF FINANCIAL OFFICER, STIFEL FINANCIAL CORP., 501 NORTH BROADWAY, ST. LOUIS, MO 63102.


                             MISCELLANEOUS

     The Company will bear the cost of solicitation of proxies.
Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

     Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                              By Order of the Board of Directors,

                              /s/ Charles R. Hartman

                              Charles R. Hartman, Secretary

March 24, 2000
St. Louis, Missouri

                         STIFEL FINANCIAL CORP.

                         EQUITY INCENTIVE PLAN
                       FOR NON-EMPLOYEE DIRECTORS


     1. PURPOSE AND NATURE OF PLAN. The purpose of this Equity Incentive Plan for Non-Employee Directors (the "Plan") of Stifel Financial Corp. (the "Company") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to provide an opportunity to defer directors fees, and to provide a further incentive to serve as a director of the Company.

     The Plan shall consist of two components: a stock option program; and a deferred compensation program with benefits payable in the form of common stock of the Company ("Stock").

     2. ADMINISTRATION. The Plan shall be administered by the full Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided that the Board shall not have the authority to take any action or make any determination that would materially increase the benefits of participants under the Plan. The determination of the Board in the administration of the Plan shall be conclusive and binding upon all persons including, without limitation, the Company, its shareholders and persons granted options and other benefits under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Plan. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of Missouri.

     3. PARTICIPATION IN THE PLAN. Directors of the Company who are not employees of the Company or any affiliate of the Company shall be eligible to participate in the Plan ("Eligible Directors").

     4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 7, an aggregate of 150,000 shares of Stock shall be available for issuance under the Plan. The shares of Stock issued under the Plan may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

     5. STOCK OPTIONS. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) OPTION GRANT DATES. Options to purchase 1,000 shares of Stock (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director once each year on January 1, 2000 through 2009. In addition, options to purchase 5,000 shares of Stock (adjusted pursuant to Section 7) shall be granted to each new Eligible Director on the first day such new Eligible Director is first elected or appointed as a director of the Company.

          (b) PURCHASE PRICE. The purchase price per share of Stock for which each option is exercisable shall be the fair market value per share of Stock on the date the option is granted, which shall be the closing price per share of the Stock as generally reported for New York Stock Exchange listed stocks as of the last day on which the New York Stock Exchange was open for trading before the date of the grant.

          (c) EXERCISABILITY AND TERM OF OPTIONS. Each option granted under the Plan will become exercisable in five equal annual installments, commencing on the first anniversary of the date of grant and annually thereafter on subsequent anniversaries of the date of grant. Each option granted under the Plan shall expire ten (10) years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

          (d) TERMINATION OF SERVICE OR DEATH. In the event of termination of service on the Board by a holder of an option, each of the then outstanding options of such holder will continue to become exercisable in accordance with paragraph (c) above and the holder may exercise the exercisable installments at any time within five (5) years after such termination of service but in no event after the expiration date of the term of the option. In the event of the death of the holder of any option while serving on the Board, each of the then outstanding options of such holder will immediately become exercisable in full by the holder's legal representative at any time within a period of five (5) years after death, but in no event after the expiration date of the term of the option. However, if the holder dies within five (5) years following termination of service on the Board, such option shall only be exercisable for two (2) years after the holder's death or five (5) years after termination of service, whichever is longer, or until the expiration date of the term of the option, if earlier.

          (e) PAYMENT. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or, if permitted in the agreement, in Stock beneficially owned by the holder for at least six months before the date of exercise ("Mature Stock") or in a combination of cash and Mature Stock. The sum of the cash and the fair market value of such Mature Stock shall be at least equal to the aggregate price of the shares to be delivered.

     6.   STOCK UNIT FEE DEFERRALS.

          (a) ELECTIVE DEFERRALS. An Eligible Director may specify on a deferral election form the amount, if any, of his or her director fees to be deferred under this Section (an "Elective Deferral"). An election to defer all or any portion of director's fees shall continue in effect until changed in writing on a subsequent deferral election form delivered to the Board or its delegate. Elective Deferrals shall be credited to the account of each Eligible Director as of the day the related director fee was due to be paid to the Eligible Director.

          (b)  MATCHING CREDITS.  Eligible Directors who make
     Elective Deferrals also shall receive a Matching Credit from the Company. "Matching Credits" for Elective Deferrals shall equal twenty-five percent (25%) of the Elective Deferrals credited to the account of the Eligible Director.

          Matching Credits shall be credited to the account of each director as of the day the related director fee was due to be paid to the Eligible Director.

          (c) VESTING. An Eligible Director shall be fully vested in his or her Elective Deferrals and Matching Credits at all times.

          (d) STOCK UNITS. The Elective Deferrals and Matching Credits shall be credited to the Eligible Director's stock unit account and shall be recorded as stock units. A separate account shall be maintained for the Elective Deferrals and Matching Credits attributable to the fees due to be paid in each calendar year. An Eligible Director's stock unit account shall be credited with respect to each payment with that number of stock units which is equal to the total dollar amount of Elective Deferrals and related Matching Credits attributable to each such payment, divided by the closing price of a share of Stock on the New York Stock Exchange as of the last trading day immediately preceding the day the related directors' fee was due to be paid to the Eligible Director. Notwithstanding the above, the Board in its discretion may establish a different pricing date for any creditation of stock units. Each stock unit shall represent the obligation of the Company to transfer one share of Stock to the Eligible Director at the time provided in paragraph (f) below.

          (e) DIVIDEND EQUIVALENTS. If the Company pays a cash dividend on shares of Stock, the Company shall pay an amount to each Eligible Director equal to the amount of such dividend per share of Stock multiplied by the number of stock units credited to the stock unit accounts of each Eligible Director.

          (f) PAYMENT OF BENEFITS. Subject to the provisions of this paragraph, distribution of Elective Deferrals and Matching Credits to an Eligible Director whose service on the Board has not terminated shall be made as soon as practicable following the end of the fifth full calendar year beginning after the calendar year for which such amounts were credited to the Eligible Director's account. The balance of the amounts credited to the accounts of an Eligible Director whose service on the Board terminates for any reason shall be paid to the Eligible Director (or the personal representative of beneficiary of a deceased Eligible Director) as soon as practical after such termination of service.
     Distributions shall be made in shares of Stock, with fractional shares rounded up to the nearest whole share.

     7. ADJUSTMENT UPON CHANGES IN STOCK. If there shall be any change in the Stock subject to the Plan or to any option granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number of shares of Stock subject to the Plan, and the number of shares of Stock subject to stock units and subject to outstanding and subsequent option grants and in the purchase price of outstanding options to reflect such changes.

     8. OPTIONS NON-ASSIGNABLE AND NON-TRANSFERABLE. Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

     9.   LIMITATION OF RIGHTS.

          (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of a stock unit or an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as an Eligible Director for any period of time, or at any particular rate of compensation.

          (b) NO SHAREHOLDERS' RIGHTS FOR OPTIONS. Except with respect to dividend equivalents and adjustments upon changes in the Stock as set forth in this Plan, an eligible

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     Director shall have no rights as a shareholder with respect to the shares covered by stock units or options granted hereunder until the date of the issuance of a stock certificate therefor.

     10. EFFECTIVE DATE AND DURATION OF PLAN. The Plan shall become effective immediately following approval by the shareholders at the 2000 Annual Meeting of Shareholders. The period during which stock unit and option grants shall be made under the Plan shall terminate on the day following the tenth anniversary of the 2000 Annual Meeting of Shareholders (unless the Plan is extended or terminated at an earlier date by shareholders) but such termination shall not affect the terms of any then outstanding stock units or options.

     11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders, no revision or amendment shall change the selection or eligibility of Eligible Directors to receive stock units or options under the Plan, the number of shares of Stock subject to any such options or stock units or the purchase price thereunder, or materially increase the benefits accruing to Eligible Directors under the Plan.

     12. NOTICE. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

     13. USE OF PROCEEDS. Proceeds from the sale of Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints George H. Walker III and Charles R. Hartman (or such other person as is designated by the Board of Directors of Stifel Financial Corp. ("Stifel")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, $0.15 par value, of Stifel entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on April 26, 2000 and at any adjournments or postponements thereof.

 THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1.   ELECTION OF DIRECTORS:
     / / FOR all nominees listed below    / / WITHHOLD AUTHORITY to vote for all
         (except as marked below)             nominees listed below

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                          FOR TERM EXPIRING IN 2003:
                               Charles A. Dill
                               Richard F. Ford
                                John J. Goebel
                               Walter F. Imhoff

2. PROPOSAL TO APPROVE THE ADOPTION OF THE EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS:
     / / For             / / Against                   / / Abstain

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, as independent public auditors of the Company:
     / / For             / / Against                   / / Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

     The undersigned acknowledges receipt of the 1999 Annual Report to Stockholders and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                          / / PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                         SIGN HERE
                                  ----------------------------------------------
                                   (Please sign exactly as name appears at left)

                         SIGN HERE
                                  ----------------------------------------------
                                     Executors, administrators, trustees, etc.
                                           should indicate when signing

                             DATED
                                  ----------------------------------------------



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                           APPENDIX

      Page 18 of the printed proxy contains a Performance Graph.
The information contained in the graph is presented in the table immediately following the graph.